Exhibit 8

Company	Country of Incorporation
Oak Shipping Co. Ltd.	Liberia
Avra Trading Co. Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Juliet Shipping Company Limited	Liberia
Rigoletto Shipping Company Limited	Liberia
Aliana Shipping Company Limited	Cyprus
Grevia Marine Co. Ltd.	Cyprus
Seaport Shipping Corp.	Liberia
Kingsbridge Shipping Co. Ltd.	Liberia
Azimuth Shipping Company Ltd.	Liberia
Bosphorus Shipping Co. Ltd.	Liberia
Oceana Shipping Company Ltd.	Liberia
Fortitude Shipping Co. Ltd.	Malta
Klera Navigation Co. Ltd.	Cyprus
Freeport Dominion S.A.	Panama
Freeport Faith S.A.	Panama
Ergo Glory S.A.	Panama
World Excellence S.A.	Panama
Apollo Honour S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Activity Excellence S.A.	Panama
Worldwide Overseas S.A.	Panama
Sea Mentor S.A.	Panama
Sea Polar S.A.	Panama
Fortune Faith S.A.	Panama
Victory Faith S.A.	Panama
Victory Spirit S.A.	Panama
Victory Mare S.A.	Panama
Universal Reserve S.A.	Panama
Sea Countess S.A.	Panama
Global Triumph S.A.	Panama
Fairsea Enterprises S.A.	Panama
Freeport Champion S.A.	Panama
Prosperity Faith S.A	Panama
Prosperity Success S.A.	Panama
Mercury Emerald S.A.	Panama
Powerful Shipping S.A.	Panama
Sea Optima S.A.	Panama
Shipping Celebrity S.A.	Panama
Southport Marine S.A.	Panama
Southport Maritime S.A.	Panama
Sea Pioneer S.A.	Panama
Sea Celebrity S.A.	Panama
Gladiator Shipping Services S.A.	Panama
Southport Navigation S.A.	Panama
Triton Success S.A.	Panama
Triton Triumph S.A.	Panama
Optima Maritime S.A.	Panama
Optima United S.A.	Panama
Bayswater Trading Co. Ltd.	Liberia
Kerry Trading Company Limited	Liberia
Mare Success S.A.	Panama